LAW OFFICES OF

HAROLD P. GEWERTER, ESQ., LTD

======================================================================

Harold P. Gewerter, Esq.

Exhibit 5.1 & 23.2

Date: Feb. 12, 2008

Board of Directors

Matches, Inc.

1700 East Araby, Suite 24

Palm Springs, CA 92264

RE:

Registration Statement on Form S-1 for Matches, Inc., a Nevada corporation (the "Company")

Dear Ladies and Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 2,000,000 shares held by existing shareholders and 5,000,000 newly issued shares for public sale of the Company's common stock, $.001 par value, to be sold by the existing selling shareholders and the issuer.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.

The Certificate of Incorporation of the Company;

ii.

The Registration Statement and the Exhibits thereto; and

iii.

Such other matters of law, as I have deemed necessary for the expression of the opinion herein contained.

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, Photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

_______________________________________________________________________________

5440 W. Sahara Avenue, Third Floor, Las Vegas, Nevada 89146

Telephone:  (702) 382-1714  Facsimile: (702) 382-1759

Re:

Matches, Inc.

February 12, 2008

Page Two

_________________________

Based on the foregoing, I am of the opinion that the Shares have and upon the effectiveness of the registration will have been duly and validly issued and are fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

Sincerely yours,

HAROLD P. GEWERTER, ESQ., LTD

/s/  Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq.

HPG:jlf

cc:

Client